                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement of FelCor Suites Hotel, Inc. for the registration of common stock on Form S-3 and to the incorporation by reference therein of our report dated May 19, 1995, with respect to the financial statements of CSS Hotels included in FelCor Suites Hotel, Inc. Current Report (Form 8-K/A) dated February 12, 1996, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Phoenix, Arizona

June 24, 1996